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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 21, 1996


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
- - -------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

          Attached Press Release Relative to the Completion of Home Bancorp's Second Stock Repurchase.

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                                  NEWS RELEASE

================================================================================

Home Bancorp                                            Date        May 21, 1996
                                                        ------------------------
132 EAST BERRY STREET   P.O. BOX 989                    Contact    W. Paul Wolf
FORT WAYNE, INDIANA 46801-0989                          ------------------------
PHONE:  (219) 422-3502
FAX:  (219) 426-7027




                                  HOME BANCORP
                             ANNOUNCES COMPLETION OF
                            STOCK REPURCHASE PROGRAM


         FORT WAYNE, Indiana, May 21, 1996 -- Home Bancorp (Nasdaq: HBFW) announced the completion of its stock repurchase program. The company announced a share repurchase program on March 25, 1996 to repurchase approximately 5% of its outstanding shares, or 154,724 shares.

A total of 154,724 shares has been repurchased at an average price of $14.77 per share. The company's outstanding shares at May 21, 1996 totaled 2,939,315.

Home Bancorp is the holding company for Home Loan Bank, Fort Wayne, Indiana. Home Bancorp's initial public offering was completed on March 29, 1995, in conjunction with the conversion of Home Loan Bank from a federal mutual savings bank to a federally chartered stock savings bank.

The repurchased shares will be held as treasury shares and will be used for general corporate purposes.









                       Holding Company for Home Loan Bank

                                   SIGNATURES



Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                            HOME BANCORP
                                                  ------------------------------
                                                            (Registrant)




Date   May 21, 1996                               /s/ W. Paul Wolf
     ----------------                             ------------------------------
                                                  W. Paul Wolf
                                                  Chairman, President, CEO